FORM 8-K/A


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                          CURRENT REPORT
                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):

                           March 4, 1997


                      GERMAN AMERICAN BANCORP
        (Exact name of registrant as specified in charter)

           Indiana                0-11244              35-1547518
(State or other juris-   (Commission File Number)(IRS Employer
diction of incorporation)                   Identification Number)



              711 Main Street, Jasper, Indiana 47546
             (Address of Principal Executive Offices)





                          (812) 482-1314
       (Registrant's telephone number, including area code)




                                NA
  (Former Name and Former Address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


      As previously reported in its Current Report on Form 8-K filed March 6, 1997, which is hereby amended, German American Bancorp (the "Registrant") on March 4, 1997, completed its acquisition by merger (the "Merger") of Peoples Bancorp of Washington, an Indiana corporation ("Peoples") and thereby acquired its banking subsidiary, The Peoples National Bank and Trust Company of Washington ("Peoples Bank"), headquartered in Washington, Indiana. In connection with the Merger, the Registrant issued approximately 615,417 shares of its common stock to the former shareholders of Peoples.



      In connection with the Merger, the Registrant caused its subsidiary, The Union Bank, Loogootee, Indiana, to merge with and into Peoples Bank. Peoples Bank will continue its banking business and that of The Union Bank as a wholly-owned subsidiary of the Registrant.

      The amount of the Merger consideration was determined by arms-length negotiations between the Registrant and Peoples. Peoples reported net income for the year ended December 31, 1996 of $829,000, and reported total assets of $91,937,000 and total shareholders' equity of $9,452,000 at December 31, 1996.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


      (a) Financial statements of business acquired. The consolidated balance sheets of Peoples Bancorp of Washington as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three years ended December 31, 1996, together with the accompanying notes, and the report of independent accountants with respect to those financial statements, immediately follow this page and are filed as part of this Report.

                     PEOPLES BANCORP OF WASHINGTON
                          Washington, Indiana

                   CONSOLIDATED FINANCIAL STATEMENTS
                       December 31, 1996 and 1995





                                CONTENTS





REPORT OF INDEPENDENT AUDITORS  . . . . . . . . . . . . . . . .    4


FINANCIAL STATEMENTS

  CONSOLIDATED BALANCE SHEETS . . . . . . . . . . . . . . . . .    5

  CONSOLIDATED STATEMENTS OF INCOME . . . . . . . . . . . . . .    6

  CONSOLIDATED STATEMENTS OF CHANGES IN
    SHAREHOLDERS' EQUITY  . . . . . . . . . . . . . . . . . . .    7

  CONSOLIDATED STATEMENTS OF CASH FLOWS . . . . . . . . . . . .    8

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  . . . . . . . . .    9

                    REPORT OF INDEPENDENT AUDITORS



  Board of Directors and Shareholders
  Peoples Bancorp of Washington
  Washington, Indiana


  We have audited the accompanying consolidated balance sheets of Peoples Bancorp of Washington as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peoples Bancorp of Washington as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1996 in conformity with generally accepted accounting principles.




                                /s/ Crowe, Chizek and Company LLP
                                     Crowe, Chizek and Company LLP

  Indianapolis, Indiana
  January 21, 1997

                     PEOPLES BANCORP OF WASHINGTON
                      CONSOLIDATED BALANCE SHEETS
                       December 31, 1996 and 1995

                                                                       1996                 1995
                                                                       ----                 ----
ASSETS
   Cash and cash equivalents (Note 11)                             $ 4,025,246           $ 4,629,741
   Interest-bearing deposits in other financial
     institutions                                                            -               100,000
   Securities available for sale (Note 2)                           12,849,081            13,978,960
   Securities held to maturity (fair value of $7,159,294
     and $10,989,141 in 1996 and 1995) (Note 2)                      7,165,072            11,075,302
   Loans (Note 3)                                                   65,671,003            58,759,678
       Less:  Allowance for loan losses (Note 4)                      (912,180)             (959,510)
                                                                   -----------           -----------
          Loans, net                                                64,758,823            57,800,168
   Non-marketable equity securities (at cost)                          430,700               381,000
   Premises, furniture and equipment (Note 5)                        1,512,604             1,675,199
   Accrued interest receivable                                         891,993               928,341
   Other assets                                                        303,391               272,869
                                                                   -----------           -----------
                                                                   $91,936,910           $90,841,580
                                                                   ===========           ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Noninterest-bearing deposits                                    $10,820,079           $ 8,754,730
   Interest-bearing demand and savings deposits                     30,512,821            28,400,354
   Time deposits (Note 6)                                           28,823,978            30,818,485
                                                                   -----------           -----------
       Total deposits                                               70,156,878            67,973,569
   Repurchase agreements (Note 7)                                    8,400,423             8,254,360
   Short-term borrowing (Note 7)                                     2,000,000             4,150,000
   Long-term debt (Note 8)                                           1,000,000             1,000,000
   Accrued interest payable                                            232,076               237,103
   Other liabilities                                                   695,692               394,107
                                                                   -----------           -----------
       Total liabilities                                            82,485,069            82,009,139

Commitments and contingent liabilities (Note 12)

Shareholders' equity
   Common stock, $1.00 stated value, 1,200,000 shares
     authorized, 593,334 shares issued and outstanding                 593,334               593,334
   Paid-in capital                                                   1,109,599             1,109,599
   Retained earnings (Note 10)                                       7,828,996             7,166,536
   Unrealized loss on securities available for sale,
     net of tax benefit of $52,531 and $19,075                         (80,088)              (37,028)
                                                                   -----------           -----------
       Total shareholders' equity                                    9,451,841             8,832,441
                                                                   -----------           -----------
                                                                   $91,936,910           $90,841,580
                                                                   ===========           ===========

      See accompanying notes to consolidated financial statements.

                     PEOPLES BANCORP OF WASHINGTON
                   CONSOLIDATED STATEMENTS OF INCOME
              Years ended December 31, 1996, 1995 and 1994


                                                   1996               1995               1994
Interest income                                    ----               ----               ----
   Loans, including related fees             $   5,875,907      $   4,987,439      $   4,196,979
   Securities
       Taxable                                     841,166          1,171,246          1,286,276
       Tax exempt                                  287,338            310,275            329,054
   Other                                            36,872             50,051             40,282
                                             -------------      -------------       ------------
                                                 7,041,283          6,519,011          5,852,591

Interest expense
   Deposits                                      2,811,633          2,756,769          2,297,651
   Repurchase agreements and
     other short-term borrowings                   126,859            247,507            140,182
   Long-term debt                                   99,614            127,126             53,950
                                             -------------      -------------       ------------
                                                 3,038,106          3,131,402          2,491,783
                                             -------------      -------------       ------------
Net interest income                              4,003,177          3,387,609          3,360,808

Provision for loan losses (Note 4)                  50,400             67,500            120,000
                                             -------------      -------------       ------------
Net interest income after provision for
  loan losses                                    3,952,777          3,320,109          3,240,808

Noninterest income
   Trust department income                          28,588             21,878             21,010
   Service charges on deposit accounts             200,988            146,102            152,872
   Net realized gain on securities                  73,420             19,336              9,543
   Commission income                                90,214                  -                  -
   Other                                            61,839            116,740             60,687
                                             -------------      -------------       ------------
                                                   455,049            304,056            244,112
Noninterest expense
   Salaries and benefits (Note 10)               1,426,914          1,255,108          1,225,029
   Occupancy, net                                  244,332            228,193            204,173
   Equipment                                       273,240            207,089            222,978
   Deposit insurance                                 2,000             78,292            156,885
   Other                                           997,338            571,098            491,899
                                             -------------      -------------       ------------
                                                 2,943,824          2,339,780          2,300,964
                                             -------------      -------------       ------------
Income before income taxes                       1,464,002          1,284,385          1,183,956

Income taxes (Note 9)                              635,408            460,413            376,390
                                             -------------      -------------       ------------
Net income                                   $     828,594      $     823,972      $     807,566
                                             =============      =============       ============

Per share data:
   Net income per share (Note 13)            $        1.40      $        1.39      $        1.36
                                             =============      =============       ============

      See accompanying notes to consolidated financial statements.

                     PEOPLES BANCORP OF WASHINGTON
       CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              Years ended December 31, 1996, 1995 and 1994

                                                                                        Net
                                                                                     Unrealized
                                                                                      Loss on
                                                                                     Securities          Total
                                                    Paid-in          Retained         Available      Shareholders'
                                Common Stock        Capital          Earnings         for Sale          Equity
                                ------------        -------          --------        ----------      -------------
Balance, January 1, 1994        $     197,778    $   1,109,599    $   6,231,177    $           -    $   7,538,554

Net income                                  -                -          807,566                -          807,566
Cash dividends ($.23
  per share)                                -                -         (138,445)               -         (138,445)

Net unrealized gain upon
  adoption of SFAS 115 on
  January 1, 1994                                                                         16,256           16,256

Change in net unrealized
  loss on securities
  available for sale                        -                -                -         (370,428)        (370,428)
                                -------------    -------------    -------------    -------------    -------------
Balance December 31, 1994             197,778        1,109,599        6,900,298         (354,172)       7,853,503

3-for-1 stock split
  (Note 13)                           395,556                          (395,556)

Net income                                                              823,972                           823,972
Cash dividends ($ .27
  per share)                                                           (162,178)                         (162,178)

Change in net unrealized
  loss on securities
  available for sale                        -                -                -          317,144          317,144
                                -------------    -------------    -------------    -------------    -------------
Balance, December 31, 1995            593,334        1,109,599        7,166,536          (37,028)       8,832,441

Net income                                                              828,594                           828,594
Cash dividends
  ($ .28 per share)                                                    (166,134)                         (166,134)

Change in net unrealized
  loss on securities
  available for sale                        -                -                -          (43,060)         (43,060)
                                -------------    -------------    -------------    -------------    -------------
Balance, December 31, 1996      $     593,334    $   1,109,599    $   7,828,996    $     (80,088)   $   9,451,841
                                =============    =============    =============    =============    =============

      See accompanying notes to consolidated financial statements.

                     PEOPLES BANCORP OF WASHINGTON
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
              Years ended December 31, 1996, 1995 and 1994

                                                                     1996             1995             1994
                                                                     ----             ----             ----
Cash flows from operating activities
   Net income                                                 $     828,594    $     823,972    $     807,566
   Adjustments to reconcile net income to net
     cash from operating activities
       Depreciation                                                 229,365          196,888          200,600
       Provision for loan losses                                     50,400           67,500          120,000
       Net amortization on securities                                19,397           31,573           71,754
       Net realized gain of securities                              (73,420)         (19,336)          (9,543)
       Change in assets and liabilities
          Accrued interest receivable                                36,348         (166,493)         (17,004)
          Other assets                                              (46,765)        (187,158)         149,884
          Accrued interest payable                                   (5,027)          44,451          (23,328)
          Other liabilities                                         301,585          126,363          (67,784)
                                                              -------------    -------------    -------------
             Net cash from operating activities                   1,340,477          917,760        1,232,145

Cash flows from investing activities
   Net change in interest-bearing deposits in
     other financial institutions                                   100,000                -        1,798,000
   Purchases of securities available for sale                    (3,298,594)      (2,824,397)      (2,493,593)
   Proceeds from sales of securities available
     for sale                                                     1,079,762        2,515,279        3,931,984
   Proceeds from maturities and repayments of
     securities available for sale                                3,348,680          993,577        1,573,824
   Purchases of securities held to maturity                               -                -       (3,452,611)
   Proceeds from maturities and repayments of
     securities held to maturity                                  3,887,767        2,345,151        4,044,214
   Loans made to customers, net of payments collected            (7,009,055)      (5,027,234)      (5,659,726)
   Purchases of premises and equipment                              (66,770)        (486,570)        (251,686)
                                                              -------------    -------------    -------------
       Net cash from investing activities                        (1,958,210)      (2,484,194)        (509,594)

Cash flows from financing activities
   Net change in deposit accounts                                 2,183,309        1,083,920       (4,656,535)
   Advances from Federal Home Loan Bank                           2,000,000        1,500,000                -
   Repayment of Federal Home Loan Bank advances                  (2,000,000)      (1,500,000)               -
   Dividends paid                                                  (166,134)        (162,178)        (138,445)
   Net change in federal funds purchased                         (2,150,000)       1,950,000        1,300,000
   Net change in repurchase agreements                              146,063          244,540          621,634
                                                              -------------    -------------    -------------
       Net cash from financing activities                            13,238        3,116,282       (2,873,346)
                                                              -------------    -------------    -------------

Net change in cash and cash equivalents                            (604,495)       1,549,848       (2,150,795)

Cash and cash equivalents at beginning of year                    4,629,741        3,079,893        5,230,688
                                                              -------------    -------------    -------------

Cash and cash equivalents at end of year                      $   4,025,246    $   4,629,741    $   3,079,893
                                                              =============    =============    =============
Supplemental disclosures of cash flow information
  Cash paid during the year for:
       Interest                                               $   3,042,266    $   3,086,951    $   2,515,111
       Income taxes                                                 613,230          451,079          236,100

      See accompanying notes to consolidated financial statements.

                     PEOPLES BANCORP OF WASHINGTON
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    December 31, 1996, 1995 and 1994



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business: The consolidated financial statements include the accounts of Peoples Bancorp of Washington ("Bancorp") and its wholly-owned subsidiary, Peoples National Bank and Trust Company ("Bank") and the Bank's wholly-owned subsidiary, Peoples Investment Center (PIC). Upon consolidation, all significant intercompany accounts and transactions have been eliminated. The Bank is engaged in the business of commercial and retail banking and trust services, with operations conducted through its main office and 3 branches located in Daviess County, Indiana. The majority of the Bancorp s income is derived from commercial and retail business lending activities and investments. Although the overall loan portfolio is diversified, the repayment of existing borrower obligations is highly dependent on the economy of Daviess County and on the agricultural industry. The majority of the Bancorp's loans are secured by specific items of collateral including business assets, real property and consumer assets. PIC receives commission income from the sale of non- deposit investment products.

Use of Estimates: Management must make estimates and assumptions in preparing financial statements that affect the amounts reported therein and the disclosures provided. These estimates and assumptions may change in the future and future results could differ. Estimates that are more susceptible to change in the near term include the allowance for loan losses and fair values of certain securities.

Securities: The Bancorp classifies securities into held to maturity and available for sale categories. Held to maturity securities are those which the Bancorp has the positive intent and ability to hold to maturity, and are reported at amortized cost. Available for sale securities are those which the Bancorp may decide to sell if needed for liquidity, asset-liability management, or other reasons. Available for sale securities are reported at fair value, with unrealized gains or losses included as a separate component of equity, net of tax.

Realized gains or losses are determined based on the amortized cost of the specific security sold. Interest and dividend income, adjusted by amortization of purchase premium or discount, is included in earnings.

Loans: Interest on real estate, commercial and consumer loans is accrued over the term of the loans based on the principal outstanding. The recognition of interest income is discontinued when, in management's judgment, the interest will not be collectible in the normal course of business. The Bancorp defers loan fees net of certain direct loan origination costs. The net amount deferred is reported in the balance sheet as part of loans and is recognized into interest income over the term of the loan using a method which approximates a level yield.

                              (Continued)

                    PEOPLES BANCORP OF WASHINGTON
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    December 31, 1996, 1995 and 1994


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses: The balance in the allowance and the amount of the annual provision charged to expense are judgmentally determined based upon a number of factors. Estimating the risk of loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover losses that are currently anticipated based on past loss experience, general economic conditions, information about specific borrower situations, including their financial position and collateral values, and other factors and estimates which are subject to change over time. While management may periodically allocate portions of the allowance for specific problem loan situations, including impaired loans discussed below, the whole allowance is available for any loan losses that occur. Increases to the allowance are recorded by a provision for possible loan losses charged to expense. A loan is charged off by management as a loss when deemed uncollectible, although collection efforts continue and future recoveries may occur.

Loans are considered impaired if full principal or interest payments are not anticipated. Impaired loans are carried at the present value of expected cash flows discounted at the loan's effective interest rate or at the fair value of the collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans. The carrying value of impaired loans is periodically adjusted to reflect cash payments, revised estimates of future cash flows, and increases in the present value of expected cash flows due to the passage of time. Cash payments representing interest income are reported as such and other cash payments are reported as reductions in carrying value. Increases or decreases in carrying value due to changes in estimates of future payments or the passage of time are reported as reductions or increases in the provision for loan losses. In general, loans classified as doubtful or loss are considered impaired while loans classified as substandard are individually evaluated for impairment. Depending on the relative size of the credit relationship, late or insufficient payments of 30 to 90 days will cause management to reevaluate the credit under its normal evaluation procedures.

Premises, Furniture and Equipment: Premises, furniture and equipment are stated at cost less accumulated depreciation. Depreciation is computed, principally, using the straight line method for premises and the declining-balance method for furniture and equipment based on the estimated useful lives of the assets.


                              (Continued)

                     PEOPLES BANCORP OF WASHINGTON
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    December 31, 1996, 1995 and 1994
                  (Table Dollar Amounts in Thousands)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Other Real Estate: Real estate acquired through foreclosure or acceptance of a deed in lieu of foreclosure is recorded at the lower of cost (fair value at date of foreclosure) or fair value less estimated selling costs. Expenses incurred in carrying other real estate are charged to operations as incurred.

Income Taxes: Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

Statement of Cash Flows: For purposes of this statement, cash and cash equivalents is defined to include cash on hand and amounts due from other banks. The Bancorp reports net cash flows for customer loan transactions, deposit transactions, deposits made with other financial institutions and short-term borrowings.

Financial Statement Presentation: Certain items in the 1995 financial statements have been reclassified to correspond with the 1996 presentations.


NOTE 2 - SECURITIES

The amortized cost and fair values of securities are as follows at December 31:

                                                                       1 9 9 6
                                                                       -------
                                                               Gross              Gross
                                         Amortized          Unrealized         Unrealized             Fair
                                            Cost               Gains              Losses              Value
                                         ---------          ----------         ----------             -----
 Available for Sale
 U.S. Treasury and government
   agency securities                    $       7,999      $           9      $        (32)      $       7,977
 Obligations of states
   and political subdivisions                   2,204                  7               (46)              2,165
 Mortgage-backed securities                     2,777                  6               (83)              2,700
 Other securities                                   1                  6                 -                   7
                                        -------------      -------------      ------------       -------------
                                        $      12,981      $          28      $       (160)      $      12,849
                                        =============      =============      ============       =============

                              (Continued)

                     PEOPLES BANCORP OF WASHINGTON
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    December 31, 1996, 1995 and 1994
                  (Table Dollar Amounts in Thousands)



 NOTE 2 - SECURITIES (Continued)

                                                                    1 9 9 6
                                                                    -------
                                                               Gross              Gross
                                         Amortized          Unrealized         Unrealized             Fair
                                            Cost               Gains              Losses              Value
                                         ---------          ----------         ----------             -----
 Held to Maturity
 ----------------
 U.S. Treasury and government
   agency securities                    $       2,519      $           -      $        (21)      $       2,498
 Obligations of states
   and political subdivisions                   3,600                 35               (10)              3,625
 Mortgage-backed securities                       881                 11               (22)                870
 Other asset-backed securities                    118                  1                 -                 119
 Corporate bonds                                   47                  -                 -                  47
                                        -------------      -------------      ------------       -------------
                                        $       7,165      $          47      $        (53)      $       7,159
                                        =============      =============      ============       =============

                                                                    1 9 9 5
                                                                    -------
                                                               Gross              Gross
                                         Amortized          Unrealized         Unrealized             Fair
                                            Cost               Gains              Losses               Value
                                         ---------          ----------         ----------             -----
 Available for Sale
 ------------------
 U.S. Treasury and government
   agency securities                    $       7,990      $           -      $        (58)            $ 7,932
 Obligations of states
   and political subdivisions                   2,171                  1                 -               2,172
 Mortgage-backed securities                     3,858                  -               (70)              3,788
 Other securities                                  16                 71                 -                  87
                                        -------------      -------------      ------------       -------------
                                        $      14,035      $          72      $       (128)      $      13,979
                                        =============      =============      ============       =============

 Held to Maturity
 ----------------
 U.S. Treasury and government
   agency securities                    $       5,037      $           -      $        (86)      $       4,951
 Obligations of states
   and political subdivisions                   4,603                 14                 -               4,617
 Mortgage-backed securities                     1,115                  6               (21)              1,100
 Other asset-backed securities                    320                  1                 -                 321
                                        -------------      -------------      ------------       -------------
                                        $      11,075      $          21      $       (107)      $      10,989
                                        =============      =============      ============       =============

                              (Continued)

                     PEOPLES BANCORP OF WASHINGTON
              NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
                    December 31, 1996, 1995 and 1994
                  (Table Dollar Amounts in Thousands)


 NOTE 2 - SECURITIES (Continued)

The following were realized on sales of securities available for sale:

                                         1996       1995      1994
                                         ----       ----      ----
 Gross gains                            $  76      $  22     $  12
 Gross losses                               3          3         3

During December 1995, securities with an amortized cost of $4,336,047 and a net unrealized loss of $24,811 were transferred from held to maturity to available for sale in accordance with the Financial
Accounting Standards Board Special Report on Implementation of SFAS 115.

The amortized cost and fair value of securities at December 31, 1996, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                              Available for Sale                 Held to Maturity
                                              ------------------                 ----------------
                                         Amortized          Fair           Amortized          Fair
                                            Cost            Value             Cost            Value
                                            ----            -----             ----            -----
Due in one year or less                 $     1,740      $     1,726      $     2,437      $     2,412
Due after one year through
  five years                                  5,787            5,857            3,229            3,255
Due after five years through
  ten years                                   2,676            2,559              453              456
Due after ten years                               -                -                -                -
                                        -----------      -----------      -----------      -----------
     Subtotal                                10,203           10,142            6,119             6123
Mortgage-backed securities                    2,777            2,700              881              870
Other asset-backed securities                     -                -              118              119
Other securities                                  1                7               47               47
                                        -----------      -----------      -----------      -----------
                                        $    12,981      $    12,849      $     7,165      $     7,159
                                        ===========      ===========      ===========      ===========

Securities with a carrying value of $9,400,000 and $9,261,000 at December 31, 1996 and 1995 were pledged to secure repurchase agreements, public deposits and for other purposes required or permitted by law.


                              (Continued)

                     PEOPLES BANCORP OF WASHINGTON
              NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
                    December 31, 1996, 1995 and 1994
                  (Table Dollar Amounts in Thousands)


NOTE 3 - LOANS

Loans are comprised of the following:

                                                           1996             1995
                                                           ----             ----
Commercial loans                                       $    11,138      $    10,062
Agricultural production                                      4,480            3,277
Real estate loans ($5,874 and $6,880 secured
 by farm land)                                              41,034           37,486
Consumer loans                                               8,459            7,259
Lease financing                                                560              676
                                                       -----------      -----------
     Total loans                                       $    65,671      $    58,760
                                                       ===========      ===========

Lease financing consists of the following:

                                                          1996             1995
                                                          ----             ----
Minimum lease payments receivable                      $       552      $       718
Unguaranteed residual value                                    147              147
Less:  Unearned lease income                                  (139)            (189)
                                                       -----------      -----------
Total lease financing                                  $       560      $       676
                                                       ===========      ===========

Minimum lease payments are receivable as follows at December 31, 1996:

         1997                             $       113
         1998                                      76
         1999                                      76
         2000                                      76
         2001 and thereafter                      211
                                          -----------
         Total                            $       552
                                          ===========

Nonperforming loans at December 31:


                                                           1996             1995
                                                           ----             ----
   Nonaccruing loans                                   $       258      $       290
   Accruing loans past due 90 days or more                       4                6
   Restructured loans other than nonaccrual                      0              122
                                                       -----------      -----------
          Total                                        $       262      $       418
                                                       ===========      ===========

                              (Continued)

                     PEOPLES BANCORP OF WASHINGTON
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    December 31, 1996, 1995 and 1994
                  (Table Dollar Amounts in Thousands)



NOTE 3 - LOANS (Continued)

The Bancorp has entered into loan transactions with its executive officers, certain directors and principal shareholders. A schedule of aggregate activity in those loans, when total customer borrowings exceed $60,000, follows:

                                                          1996
                                                          ----
Balance, January 1, 1996                                 $1,140
Change in persons included                                   (1)
Additions                                                 1,692
Collected                                                (1,247)
                                                         ------
Balance, December 31, 1996                               $1,584
                                                         ======

Total loans serviced for the Federal Home Loan Mortgage Corporation were $4,439,882 at December 31, 1996 and $3,793,494 at December 31, 1995.
These loans are not reflected on the consolidated balance sheet.


NOTE 4 - ALLOWANCE FOR LOAN LOSSES

Activity in the allowance for loan losses is as follows:

                                                       1996             1995             1994
                                                       ----             ----             ----
Balance, January 1                                  $       960      $       933      $       810
Provision charged to operations                              50               68              120
Loans charged off                                          (102)             (56)             (10)
Recoveries on loans previously charged off                    4               15               13
                                                    -----------      -----------      -----------
Balance, December 31                                $       912      $       960      $       933
                                                    ===========      ===========      ===========

Impaired loans were as follows:

                                                                     1996             1995
                                                                     ----             ----
Year-end loans with no allowance for loan losses allocated       $         -      $         -
Year-end loans with allowance for loans losses allocated                 366              391
Amount of the allowance allocated                                        106              142

Average of impaired loans during the year                                441              410
Interest income recognized during the year                                57                7
Cash-basis interest income recognized                                     57                7

                              (Continued)

                     PEOPLES BANCORP OF WASHINGTON
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    December 31, 1996, 1995 and 1994
                  (Table Dollar Amounts in Thousands)


 NOTE 5 - PREMISES, FURNITURE AND EQUIPMENT

 A summary of premises, furniture and equipment by major category follows:
                                         1996             1995
                                         ----             ----
 Land and buildings                  $     2,552      $     2,506
 Furniture and equipment                   1,505            1,501
                                     -----------      -----------
                                           4,057            4,007
 Accumulated depreciation                 (2,544)          (2,332)

                                     $     1,513      $     1,675
                                     ===========      ===========

 NOTE 6 - INTEREST-BEARING DEPOSITS

Interest-bearing deposits issued in denominations of $100,000 or greater totaled $4,657,348 and $5,876,741 at December 31, 1996 and 1995.
Interest expense on such deposits for 1996, 1995 and 1994 was $366,000, $320,000 and $204,000 respectively.

At year-end 1996, stated maturities of time deposits were:

           1997                              $ 19,512
           1998                                 5,578
           1999                                 1,382
           2000                                 1,204
           2001                                 1,146
           Thereafter                               2
                                             --------
                                             $ 28,824
                                             ========

                              (Continued)

                     PEOPLES BANCORP OF WASHINGTON
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    December 31, 1996, 1995 and 1994
                  (Table Dollar Amounts in Thousands)


NOTE 7 - REPURCHASE AGREEMENTS AND SHORT-TERM BORROWINGS

The Bancorp uses repurchase agreements and short-term borrowings, primarily federal funds purchased, as funding sources. Repurchase agreements are essentially borrowings from customers secured by a pledge of securities. The Bancorp retains possession of and control over such securities. Information regarding repurchase agreements and short-term borrowings at and for the years ended December 31, 1996 and 1995 is as follows:

                                                         1996             1995
                                                         ----             ----
Average balance during the year
    Repurchase agreements                             $     6,343      $     7,273
    Short-term borrowings                                   1,303            1,717

Average rate paid during the year
    Repurchase agreements                                    4.44%            5.23%
    Short-term borrowings                                    5.57             6.21

Maximum month end balance
    Repurchase agreements                             $    10,450      $    10,353
    Short-term borrowings                                   4,250            4,600

Weighted average interest rate at year end
    Repurchase agreements                                    4.29%            4.56%
    Short-term borrowings                                    6.05             5.74


NOTE 8 - LONG-TERM DEBT

Long-term debt outstanding consists of the following at December 31:

                                                                 1996      1995
                                                                 ----      ----
Federal Home Loan Bank advances:  interest payable monthly
  at 5.20%; principal due at maturity on January 13, 1997.      $ 1,000   $     -

Federal Home Loan Bank advances:  interest payable monthly
  at 4.51%; principal due at maturity on October 15, 1996.            -       500

Federal Home Loan Bank advances:  interest payable monthly
  at 6.28%; principal due at maturity on August 8, 2000.              -       500
                                                                -------   -------
  Total long-term debt                                          $ 1,000   $ 1,000
                                                                =======   =======

These advances are secured by a blanket pledge of the mortgage loans and securities.

                              (Continued)

                     PEOPLES BANCORP OF WASHINGTON
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    December 31, 1996, 1995 and 1994
                  (Table Dollar Amounts in Thousands)



NOTE 9 - INCOME TAXES

Income taxes consist of the following:

                                       1996      1995      1994
                                       ----      ----      ----
Current payable                      $  541    $  468    $  409
Deferred expense/(benefit)               94        (8)      (33)
                                     ------    ------    ------
  Total income taxes                 $  635    $  460    $  376
                                     ======    ======    ======

The following is a reconciliation of income taxes and the amount computed by applying the statutory federal income tax rates of 34% to income before income taxes:

                                                            1996             1995            1994
                                                            ----             ----            ----
Statutory rate applied to income before income taxes    $       498      $       436      $       402
  Add (deduct)
    Tax exempt interest income                                  (78)             (79)             (86)
    State income tax, net                                       105               76               69
    Non deductible merger expenses                              101                -                -
    Other                                                         9               27               (9)
                                                        -----------      -----------      -----------
        Total income taxes                              $       635      $       460      $       376
                                                        ===========      ===========      ===========

The net deferred tax asset is composed of the following:

                                                                  1996             1995
                                                                  ----             ----
Deferred tax assets for:
    Loan loss provision                                       $       248      $       267
    Pension expense                                                     6               36
    Unrealized loss on securities available for sale                   53               19
    Nonaccrual loan interest                                            -               14
    Accrued expenses                                                    4               25
    Other                                                               -               27
                                                              -----------      -----------
                                                                      311              388

 Deferred tax liabilities for:
    Depreciation expense                                              (42)             (58)
    Leases                                                           (131)            (146)
    Other                                                             (23)             (9)
                                                              -----------      -----------
                                                                     (196)            (213)

Valuation allowance for deferred tax assets                             -                -
                                                              -----------      -----------
                                                              $       115      $       175
                                                              ===========      ===========

                              (Continued)

                     PEOPLES BANCORP OF WASHINGTON
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    December 31, 1996, 1995 and 1994
                  (Table Dollar Amounts in Thousands)


NOTE 10 - EMPLOYEE BENEFIT PLANS

The Bank has a noncontributory defined benefit pension plan covering substantially all employees with benefits based on years of service and compensation prior to retirement. The Bank's funding policy is to contribute the minimum amount required by applicable IRS regulations. Plan assets consist primarily of U.S. Treasury bonds, corporate bonds and other various marketable equity securities.

The following sets forth the Plan's funded status and amount recognized in the balance sheet at December 31 (amounts computed as of November 30th for 1996 and 1995):


                                                                          1996             1995
                                                                          ----             ----
Actuarial present value of obligations:
   Accumulated benefit obligation, including vested benefits
     of $548 and $494                                                  $       551      $       496
                                                                       ===========      ===========
   Plan assets at fair value                                           $       956      $       809
   Projected benefit obligation for
     service rendered to date                                                 (838)            (749)
   Unrecognized loss                                                            77               89
   Prior service cost not yet recognized                                       (13)             (14)
   Unrecognized transition asset                                              (154)            (176)
                                                                       -----------      -----------
       Accrued pension liability                                       $       (28)     $       (41)
                                                                       ===========      ===========

                                                                    1996             1995             1994
                                                                    ----             ----             ----
Net pension expense included the following:
   Service cost-benefits earned                                 $        36      $        32      $        45
   Interest cost on projected benefit obligation                         61               57               51
   Actual return on plan assets                                         (97)            (135)              11
       Net amortization and deferral                                      6               65              (62)
                                                                -----------      -----------      -----------
       Net pension expense                                      $         6      $        19      $        45
                                                                ===========      ===========      ===========

The computation of pension liability and expense is based upon several key assumptions. The weighted-average discount rate, the rate of increase in future compensation and expected long-term rate of return on plan assets were 8.25%, 5.0% and 8.25% for all years presented.

The Bank has a 401(k) defined contribution retirement plan in which substantially all employees may participate. The Bank matches employees' contributions at the rate of 50 percent on the first 8 percent of participant's salary contributions. The Bank's total 401(k) contributions were $25,210, $20,168 and $21,266 for 1996, 1995 and 1994.

                              (Continued)

                     PEOPLES BANCORP OF WASHINGTON
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    December 31, 1996, 1995 and 1994
                  (Table Dollar Amounts in Thousands)



NOTE 11 - REGULATORY MATTERS

The Bank is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, and other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required. The minimum requirements are:

                         Capital to Risk-
                         Weighted Assets
                         ---------------         Tier 1 Capital
                       Total          Tier 1    to Average Assets
                       -----          ------    -----------------
Well capitalized        10%             6%             5%
Adequately capitalized   8%             4%             4%
Undercapitalized         6%             3%             3%

At December 31, 1996, the Bank's actual capital levels and minimum required levels were:

                                                                                         Minimum Required
                                                                                             To Be Well
                                                             Minimum Required            Capitalized Under
                                                                For Capital              Prompt Corrective
                                     Actual                  Adequacy Purposes           Action Regulations
                                     ------                  -----------------           ------------------
                              Amount       Ratio            Amount          Ratio         Amount      Ratio
                              ------       -----            ------          -----         ------      -----
Total Capital (to Risk
  Weighted Assets)
   Bank                     $   10,502    16.25%          $    5,167         8.0%       $    6,460    10.0%
Tier I Capital (to Risk
  Weighted Assets)
   Bank                     $    9,693    15.01%          $    2,584         4.0%       $    3,876    6.0%

Tier 1 Capital (to
  Average Assets)
   Bank                     $    9,693    10.48%          $    3,970         4.0%       $    4,621    5.0%


At year-end 1996 the Bank was categorized as well capitalized.


                              (Continued)

                     PEOPLES BANCORP OF WASHINGTON
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    December 31, 1996, 1995 and 1994
                  (Table Dollar Amounts in Thousands)


NOTE 12 -  COMMITMENTS AND CONTINGENT LIABILITIES

There are various contingent liabilities that are not reflected in the financial statements, including claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material effect on financial condition or results of operations.

In the ordinary course of business, the Bancorp has loans, commitments and contingent liabilities, such as guarantees and commitments to extend credit, which are not reflected in the consolidated balance sheets. Exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to make loans and standby letters of credit is represented by the contractual amount of those instruments. The Bancorp uses the same credit policy to make such commitments as it uses for on-balance sheet items.

At December 31, off-balance sheet financial instruments whose contract amount represents credit risk are summarized as follows:

                                       1996      1995
                                       ----      ----
     Commitments to extend credit    $5,994    $8,435
     Standby letters of credit          338       268

The commitments to extend credit are predominantly variable rate agreements, the majority of which are available balances on commercial and consumer lines of credit. Since many commitments to make loans expire without being used, the amount does not necessarily represent future cash commitments. Collateral obtained upon exercise of the commitment is determined using management's credit evaluation of the borrower, and may include accounts receivable, inventory, property, land and other items.

The Bancorp leases branch facilities and equipment under operating leases expiring in various years through 1999. Lease rental expense was $21,073, $20,773, and $19,132 for 1996, 1995 and 1994.

The cash balance required to be maintained on hand or on deposit with the Federal Reserve was $558,000 and $474,000 at December 31, 1996 and 1995. These reserves do not earn interest.


                              (Continued)

                     PEOPLES BANCORP OF WASHINGTON
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    December 31, 1996, 1995 and 1994
                  (Table Dollar Amounts in Thousands)


NOTE 13 - PER SHARE DATA

In June 1995, the shareholders approved an increase in authorized common stock from 400,000 shares to 1,200,000 shares. Also, in June 1995, the Board of Directors authorized a 3-for-1 stock split effected in the form of a stock dividend. Earnings and dividend per share amounts have been retroactively restated for the stock split. The weighted-average number of shares used in calculating earnings and dividends per share amounts was 593,334 for 1996, 1995 and 1994.


NOTE 14- PARENT COMPANY FINANCIAL STATEMENTS

Presented below are the condensed balance sheets and statements of income and cash flows for the parent company:

                       CONDENSED BALANCE SHEETS
                      December 31, 1996 and 1995

                                                 1996      1995
                                                 ----      ----
ASSETS
  Cash on deposit with subsidiary              $  105    $   61
  Securities available for sale                     8        87
  Investment in bank subsidiary                 9,628     8,764
  Other assets                                      1         4
                                               ------    ------
                                               $9,742    $8,916
                                               ======    ======
LIABILITIES AND SHAREHOLDERS  EQUITY
Liabilities                                    $  290    $   84
Shareholders  equity                            9,452      8832
                                               ------    ------
                                               $9,742    $8,916
                                               ======    ======


                    CONDENSED STATEMENTS OF INCOME
             Years ended December 31, 1996, 1995 and 1994

                                            1996      1995      1994
                                            ----      ----      ----
Operating income
  Dividend income                         $  280    $  154    $  115
   Other income                               80         5         5
                                          ------    ------    ------
    Total operating income                   360       159       120
Operating expenses                           395         4         2
                                          ------    ------    ------
Income loss before equity in
  undistributed earnings of subsidiary       (35)      155       118
Equity of undistributed earnings of
  subsidiary                                 864       669       690
                                          ------    ------    ------
Net income                                $  829    $  824    $  808
                                          ======    ======    ======

                              (Continued)

                     PEOPLES BANCORP OF WASHINGTON
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    December 31, 1996, 1995 and 1994
                  (Table Dollar Amounts in Thousands)


NOTE 14 - PARENT COMPANY FINANCIAL STATEMENTS (Continued)

                   CONDENSED STATEMENTS OF CASH FLOWS
              Years ended December 31, 1996, 1995 and 1994

                                                                   1996             1995             1994
                                                                   ----             ----             ----
Cash flows from operating activities
   Net income                                                   $       829      $       824      $       808
   Adjustments to reconcile net income to
     net cash from operating activities
   Equity in undistributed earnings of
    subsidiary                                                         (864)            (669)            (690)
   Net realized gain on sales of securities                             (74)               -                -
   Changes in:
       Other assets                                                       3                2                3
       Other liabilities                                                228               11                9
                                                                -----------      -----------      -----------
          Net cash provided by operating activity                       122              168              130

Cash flows from investing activities
   Proceeds from sales of securities available
    for sale                                                             88                -                -

Cash flows from financing activities
   Dividends paid                                                      (166)            (162)            (138)
                                                                -----------      -----------      -----------

Net change in cash and cash equivalents                                  44                6               (8)

Cash and cash equivalents at beginning of year                           61               55               63
                                                                -----------      -----------      -----------

Cash and cash equivalents at end of year                        $       105      $        61      $        55
                                                                ===========      ===========      ===========

NOTE 15 - PENDING ACCOUNTING CHANGE

Financial Accounting Standard No. 125, (Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities), was issued by the Financial Accounting Standards Board in 1996. It revises the accounting for transfers of financial assets, such as loans and securities, and for distinguishing between sales and secured borrowings. It is effective for some transactions in 1997 and others in 1998. Management does not believe the effect of adopting this standard will have a material effect on the Bancorp's financial position or results of operations.


                              (Continued)

                     PEOPLES BANCORP OF WASHINGTON
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    December 31, 1996, 1995 and 1994


NOTE 16 -  PROPOSED ACQUISITION OF THE BANCORP

On September 27, 1996 the Bancorp entered into a definitive agreement to merge with German American Bancorp. Pursuant to the agreement, each shareholder of the Bancorp's common stock would exchange their stock in the Bancorp for a specified number of shares of German American Bancorp common stock. The exchange ratio will be determined based upon the average price of German American Bancorp's common stock during the period prior to the effective date of the merger. Consummation of the merger requires the approval of Bancorp shareholders and various regulatory agencies. Regulatory approval has been received and a shareholders meeting will take place in February, 1997 to solicit shareholder approval.

   (b)  Pro forma financial information.


                        PRO FORMA FINANCIAL DATA
                        ------------------------
       GERMAN AMERICAN BANCORP AND PEOPLES BANCORP OF WASHINGTON
       ---------------------------------------------------------

     The following unaudited pro forma condensed consolidated balance sheet as of December 31, 1996, and the pro forma condensed consolidated statements of income for each of the years in the three-year period ended December 31, 1996, give effect to the Merger based on the historical consolidated financial statements of German American Bancorp, Peoples Bancorp of Washington and their subsidiaries under the assumptions and adjustments set forth below and in the accompanying notes to the pro forma financial statements.

     The Peoples Bancorp of Washington Merger will be accounted for as a pooling of interests and, therefore, is included in the pro forma condensed consolidated balance sheet as of December 31, 1996, as if the transaction had become effective on such date, giving effect to the pro forma adjustments described therein. The pro forma condensed consolidated statements of income for each of the years in the three-year period ended December 31, 1996 also include the historical statements of income of German American Bancorp and Peoples Bancorp of Washington as if the transaction had become effective at the beginning of the periods presented, giving effect to the pro forma adjustments described therein.

     The pro forma financial statements have been prepared by management based upon the historical consolidated financial statements of German American Bancorp, Peoples Bancorp of Washington and their subsidiaries. These pro forma statements may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be obtained in the future.

                        GERMAN AMERICAN BANCORP

             PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                           December 31, 1996
                     (Dollar amounts in thousands)
                              (Unaudited)

                                        German American         Peoples Bancorp           Pro Forma          Pro Forma
ASSETS                                      Bancorp              of Washington           Adjustments        Consolidated
-------------------------------------   ---------------         ---------------          -----------        -----------
Cash and cash equivalents                      $33,709                  $4,025                                  $37,734
Interest bearing deposits with banks               597                       0                                      597
Other short-term investments                       979                       0                                      979
Investment in subsidiary                             0                       0               $9,452  (A)              0
                                                                                             (9,452) (B)
Securities available for sale                   85,708                  12,849                                   98,557
Securities held to maturity                     15,667                   7,165                                   22,832
Loans                                          247,611                  65,671                                  313,282
Allowance for loan and lease losses             (5,616)                   (912)                                  (6,528)
Premises and equipment                          10,072                   1,513                                   11,585
Other real estate                                  203                       0                                      203
Intangibles                                      1,774 (C)                   0                                    1,774
Accrued interest receivable and
 other assets                                    6,802                   1,626                                    8,428
                                        ---------------         ---------------          -----------        ------------
      Total assets                            $397,506                 $91,937                   $0            $489,443
                                        ===============         ===============          ===========        ============


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
LIABILITIES

  Deposits                                    $352,749                 $70,157                                 $422,906
  Short-term borrowings                          2,127                  10,400                                   12,527
  FHLB advances                                      0                   1,000                                    1,000
  Other liabilities                              3,289                     928                                    4,217
                                        ---------------         ---------------                             ------------
    Total liabilities                          358,165                  82,485                                  440,650
                                        ---------------         ---------------                             ------------
SHAREHOLDERS' EQUITY

  Common stock                                  19,238                     593               $6,154  (A)         25,392
                                                                                               (593) (B)
  Surplus                                        8,098                   1,110               (4,451) (A)          3,647
                                                                                             (1,110) (B)
  Retained earnings                             11,430                   7,829                7,829  (A)         19,259
                                                                                             (7,829) (B)
  Net unrealized gain/(loss) on securities
   available for sale                              575                     (80)                 (80) (A)            495
                                                                                                 80  (B)
                                        ---------------         ---------------          -----------        ------------
    Total shareholders' equity                  39,341                   9,452                    0              48,793
                                        ---------------         ---------------          -----------        ------------

      Total liabilities and
       shareholders' equity                   $397,506                 $91,937                   $0            $489,443
                                        ===============         ===============          ===========        ============

ADJUSTMENTS:
------------
(A) Issuance of 615,417 common shares of German American Bancorp in exchange for the 593,334 shares of Peoples Bancorp of Washington.
(B)  To eliminate the investment in Peoples Bancorp of Washington.
(C) Includes goodwill of $1,441 being amortized over 15 years and core deposit intangibles of $333 being amortized over 10 years.
(D) No adjustments to these pro forma financial statements were necessary to conform to accounting methods as contemplated by APB Opinion 16.

                        GERMAN AMERICAN  BANCORP

          PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                  For the year ended December 31, 1996
         (Dollar amounts in thousands except per share amounts)
                              (Unaudited)

                                        -------------------------- 1996 ------------------------

                                        German American       Peoples Bancorp         Pro Forma
                                            Bancorp            of Washington        Consolidated
                                        ---------------       ----------------      ------------
INTEREST INCOME
    Interest and fees on loans              $21,970                 $5,876              $27,846
    Interest on securities                    5,609                  1,128                6,737
    Other interest income                       741                     37                  778
                                          ---------                -------            ---------
       Total interest income                 28,320                  7,041               35,361
                                          ---------                -------            ---------

INTEREST EXPENSE
    Interest on deposits                     13,594                  2,812               16,406
    Other interest expense                       51                    226                  277
                                          ---------                -------            ---------
       Total interest expense                13,645                  3,038               16,683
                                          ---------                -------            ---------

NET INTEREST INCOME                          14,675                  4,003               18,678
Provision for loan losses                       160                     50                  210
                                          ---------                -------            ---------

NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                             14,515                  3,953               18,468

NON-INTEREST INCOME                           1,772                    455                2,227

NON-INTEREST EXPENSE                         10,344                  2,944               13,288
                                          ---------                -------            ---------

INCOME BEFORE INCOME TAXES                    5,943                  1,464                7,407
Income taxes                                  1,878                    635                2,513
                                          ---------                -------            ---------

NET INCOME                                   $4,065                   $829               $4,894
                                          =========                =======            =========


EARNINGS PER SHARE
    Net income per share                      $2.12 (A)                                   $1.93 (B)
    Weighted average number of
     shares outstanding                   1,920,053 (A)                               2,535,470 (B)


NOTES:
------
(A)  Retroactively restated for a 5% stock dividend in October, 1996.
(B) Issuance of 615,417 common shares of German American Bancorp in exchange for all shares of Peoples Bancorp of Washington at the beginning of the period.
(C) No adjustments to these pro forma financial statements were necessary to conform accounting methods as contemplated by APB Opinion 16.

                        GERMAN AMERICAN  BANCORP

          PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                  For the year ended December 31, 1995
         (Dollar amounts in thousands except per share amounts)
                              (Unaudited)

                                        -------------------------- 1995 ------------------------

                                        German American       Peoples Bancorp         Pro Forma
                                            Bancorp            of Washington        Consolidated
                                        ---------------       ----------------      ------------
INTEREST INCOME
    Interest and fees on loans              $21,210                 $4,987              $26,197
    Interest on securities                    4,620                  1,482                6,102
    Other interest income                     1,467                     50                1,517
                                          ---------                -------            ---------
       Total interest income                 27,297                  6,519               33,816
                                          ---------                -------            ---------

INTEREST EXPENSE
    Interest on deposits                     12,633                  2,757               15,390
    Other interest expense                      184                    374                  558
                                          ---------                -------            ---------
       Total interest expense                12,817                  3,131               15,948
                                          ---------                -------            ---------

NET INTEREST INCOME                          14,480                  3,388               17,868
Provision for loan losses                       (19)                    68                   49
                                          ---------                -------            ---------

NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                             14,499                  3,320               17,819

NON-INTEREST INCOME                           1,460                    304                1,764

NON-INTEREST EXPENSE                         10,078                  2,340               12,418
                                          ---------                -------            ---------

INCOME BEFORE INCOME TAXES                    5,881                  1,284                7,165
Income taxes                                  1,863                    460                2,323
                                          ---------                -------            ---------

NET INCOME                                   $4,018                   $824               $4,842
                                          =========                =======            =========


EARNINGS PER SHARE
    Net income per share                      $2.10 (A)                                   $1.91 (B)
    Weighted average number of
     shares outstanding                   1,916,482 (A)                               2,531,899 (B)


NOTES:
------
(A) Retroactively restated for a 5% stock dividend in October, 1995 and a 5% stock dividend in October, 1996.
(B) Issuance of 615,417 common shares of German American Bancorp in exchange for all shares of Peoples Bancorp of Washington at the beginning of the period.
(C) No adjustments to these pro forma financial statements were necessary to conform accounting methods as contemplated by APB Opinion 16.

                        GERMAN AMERICAN  BANCORP

          PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                  For the year ended December 31, 1994
         (Dollar amounts in thousands except per share amounts)
                              (Unaudited)

                                        -------------------------- 1994 ------------------------

                                        German American       Peoples Bancorp         Pro Forma
                                            Bancorp            of Washington        Consolidated
                                        ---------------       ----------------      ------------
INTEREST INCOME
    Interest and fees on loans              $17,348                 $4,197              $21,545
    Interest on securities                    4,017                  1,616                5,633
    Other interest income                       705                     40                  745
                                          ---------                -------            ---------
       Total interest income                 22,070                  5,853               27,923
                                          ---------                -------            ---------

INTEREST EXPENSE
    Interest on deposits                      9,394                  2,298               11,692
    Other interest expense                      133                    194                  327
                                          ---------                -------            ---------
       Total interest expense                 9,527                  2,492               12,019
                                          ---------                -------            ---------

NET INTEREST INCOME                          12,543                  3,361               15,904
Provision for loan losses                       567                    120                  687
                                          ---------                -------            ---------

NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                             11,976                  3,241               15,217

NON-INTEREST INCOME                           1,689                    244                1,933

NON-INTEREST EXPENSE                          8,609                  2,301               10,910
                                          ---------                -------            ---------

INCOME BEFORE INCOME TAXES                    5,056                  1,184                6,240
Income taxes                                  1,582                    376                1,958
                                          ---------                -------            ---------
NET INCOME                                   $3,474                   $808               $4,282
                                          =========                =======            =========


EARNINGS PER SHARE
    Net income per share                      $1.81 (A)                                   $1.69 (B)
    Weighted average number of
     shares outstanding                   1,915,900 (A)                               2,531,317 (B)


NOTES:
------
(A) Retroactively restated for a 5% stock dividend in October, 1995 and a 5% stock dividend in October, 1996.
(B) Issuance of 615,417 common shares of German American Bancorp in exchange for all shares of Peoples Bancorp of Washington at the beginning of the period.
(C) No adjustments to these pro forma financial statements were necessary to conform accounting methods as contemplated by APB Opinion 16.

     (c)  Exhibits.

EXHIBIT NO.                DESCRIPTION

  2 Agreement and Plan of Reorganization by and among Peoples Bancorp of Washington, the Registrant, and certain subsidiaries dated
          September 27, 1996. The copy of this exhibit filed as Exhibit 2 to the Registrant's
          Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, is incorporated by reference.

                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 19, 1997               GERMAN AMERICAN BANCORP


                              By /s/ George W. Astrike
                                ________________________________
                                George W. Astrike, Chairman of the
                                  Board and Chief Executive Officer